Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31106) of CoorsTek, Inc. of our report dated February 17, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10K.

PricewaterhouseCoopers LLP
Denver, Colorado
March 29, 2000